Report of Independent Registered Public Accounting Firm

To the Board of Director and stockholders of Vincompass
795 Folsom Street, 1st floor
San Francisco, CA

We have audited the accompanying balance sheets of Vincompass (the “Company”) as of February 28, 2015 and 2014, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vincompass. as of February 28, 2015 and 2014, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company suffered losses from operations and has negative operating cash flows. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
January 14, 2016

VINCOMPASS
BALANCE SHEETS

	November 30	February 28	February 28
	2015	2015	2014
	(Unaudited)
ASSETS

Current Assets
Cash	$15,037	$55,570	$3,468
Equity Subscription Receivable	-	25,000	–
Total Current Assets	15,037	80,570	3,468

TOTAL ASSETS	$15,037	$80,570	$3,468

Current Liabilities
Accounts Payable	$87,604	$-	$-
Accrued Payroll	72,000	-	-
Short term debt -Related Parties	119,750	-	-
Total Current Liabilities	279,354	-	-

Total Liabilities	279,354	-	-

Stockholders’ Equity (Deficit)
Common Stock, $0.0001 par value; 10,000,000 shares authorized; 5,200,000, 5,200,000, and 4,908,471 shares issued and outstanding at November 30, 2015, February 28, 2015 and 2014, respectively	520	520	491
Additional Paid-in Capital	1,642,618	1,642,618	1,351,118
Accumulated Deficit	(1,907,455)	(1,562,568)	(1,348,141)
Total Stockholders' Equity (Deficit)	(264,317)	80,570	3,468

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$15,037	$80,570	$3,468

The accompanying notes are integral part of these financial statements

VINCOMPASS
STATEMENTS OF OPERATIONS

	For the nine	For the nine	For the	For the
	months ended	months ended	Year End	Year End
	November 30	November 30	February 28	February 28
	2015	2014	2015	2014
	(Unaudited)	(Unaudited)

Sales	$-	$5,544	$-	$11,703

Cost of Sales	-	(4,604)	-	(7,257)
Gross Profit	-	940	-	4,446

General and Administrative Expenses	252,346	228,611	176,989	224,266
Sales & Marketing Expenses	92,541	28,546	37,438	33,714

Total Operating Expenses	344,887	257,157	214,427	257,980

Operating Loss	(344,887)	(256,217)	(214,427)	(253,534)

Net Loss	$(344,887)	$(256,217)	$(214,427)	$(253,534)

Weighted Average number of shares outstanding – basic and diluted	5,200,000	5,074,500	5,099,281	4,907,845

Basic and diluted loss per shares	$(0.07)	$(0.05)	$(0.04)	$(0.05)

The accompanying notes are integral part of these financial statements

VINCOMPASS
STATEMENTS OF CASH FLOWS

	For the nine	For the nine	For the	For the
	months ended	months ended	Year End	Year End
	November 30	November 30	February 28	February 28
	2015	2014	2015	2014
	(Unaudited)	(Unaudited)

Cash flows from operating activities
Net loss	$(344,887)	$(256,217)	$(214,427)	$(253,534)
Changes in operating assets and liabilities:
Expenses paid by related party	38,590	-	-	-
Accounts payable and accrued expenses	159,604	-	-	-
Net cash used in operating activities	(146,693)	(256,217)	(214,427)	(253,534)

Cash flows from financing activities:
Proceeds from sale of common stock	81,160	266,529	266,529	228,360
Proceeds from subscription receivable	25,000	-	-	-
Net cash provided by financing activities	106,160	266,529	266,529	228,360

Net increase (decrease) in cash	(40,533)	10,312	52,102	(25,174)
Cash - beginning of period	55,570	3,468	3,468	28,642
Cash at bank - end of period	$15,037	$13,780	$55,570	$3,468

Supplemental Disclosures of Cash Flow Information
Cash paid during the period
Interest	-	-	-	–
Income taxes	-	-	-	–
Noncash financing transaction
Subscription receivable from sale of common stock	-	-	25,000	–

The accompanying notes are an integral part of these financial statements

VINCOMPASS
STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

	Common Stock		Additional	Accumulated
					Total
					Stockholders’
		Par			Equity
	Shares	Value	Paid-in Capital	Deficit	(deficit)

Balances at February 28, 2013	4,680,111	$468	1,122,781	$(1,094,607)	$28,642

Shares issued to related party for cash	228,360	23	228,337		228,360
Net loss				(253,534)	(253,534)

Balances at February 28, 2014	4,908,471	491	1,351,118	(1,348,141)	3,468

Shares issued to related party for cash	116,529	12	116,517		116,529

Shares issued to third party for cash	175,000	17	174,983		175,000
Net loss				(214,427)	(214,427)

Balances at February 28, 2015	5,200,000	520	1,642,618	(1,562,568)	80,570
Net loss				(344,887)	(344,887)
Balances at November 30, 2015 (Unaudited)	5,200,000	$520	$1,642,618	$(1,907,455)	$(264,317)

The accompanying notes are an integral part of these financial statements

VINCOMPASS
Notes to Financial Statements
November 30, 2015 (Unaudited) and February 28, 2015 and 2014

Note 1. General Organization and Business

The business of VinCompass (the “Company”) – is to guide your wine journey with personal curation starting in the restaurant. It is a mobile solution that guides users through the wine selection process and provides personalized wine club and private label wine offerings with eCommerce convenience, allowing users to create a digital blue print of their wine preferences.

Note 2. Significant Accounting Policies

Basis of Presentation and Fiscal Year

These financial statements have been presented by the Company in accordance with accounting principles generally accepted in the United States and are expressed in U.S. dollars. The Company’s fiscal year-end is February 28.

Basic and Diluted Loss per Share

The Company computes net loss per share in accordance with ASC 260, “Earnings per Share”, which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic loss per share is computed by dividing the net loss available to common shareholders by the weighted average number of common shares outstanding during the year. Diluted EPS gives effect to all dilutive potential common shares outstanding during the year including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the year is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk related to cash and cash equivalents.

Revenue Recognition

Sales revenue consists of amounts earned from customers through the sale of its primary products, specialty wines. Sales revenue is recognized when persuasive evidence of an arrangement exists and risk of loss for the product has passed, which is generally when the products are shipped to its customers, the selling price to the customer is fixed or determinable and collectability is reasonably assured.

The Company allows customers to return defective products when they meet certain established criteria as outlined in the Company’s sales terms and conditions. It is the Company’s practice to regularly review and revise, when deemed necessary, the estimates of sales return which are based primarily on historical rates. The Company records estimated sales returns as reductions in sales and accounts receivable. Returned products, which are recorded as inventory, are valued based upon the amount the Company expects to realize upon any subsequent disposition. During the nine months ended November 30, 2015, and the year ended February 28, 2015 and 2014, the Company did not record reserve for sales returns and allowances.

All revenue recognized during the year ended February 28, 2014 is related to one customer.

Cost of goods sold

Cost of goods sold consists primarily of supply costs of wines sold and direct overhead expenses necessary to ship the wines goods as well as warehousing and distribution costs such as inbound freight charges, shipping and handling costs, purchasing and receiving costs.

Shipping and handling costs for all sales transactions are billed to the customer and are included in cost of goods sold for all periods presented.

Income Taxes

The Company accounts for income taxes pursuant to the provisions of ASC 740, Income Taxes, whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases and the future tax benefits derived from operating loss and tax credit carryforwards. The Company provides a valuation allowance on its deferred tax assets when it is more likely than not that such deferred tax assets will not be realized.

The Company also follows the guidance related to accounting for income tax uncertainties. In accounting for uncertainty in income taxes, the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority. No liability for unrecognized tax benefits was recorded as of November 30, 2015, February 28, 2015 and 2014.

Related Parties

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Recently Adopted Accounting Pronouncements

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company's financial statements.

Note 3. Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern., which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business.

The Company had accumulated deficits of $1,907,455 at November 30, 2015 and $1,562,568 at February 28, 2015, had net losses of $214,427 and $253,534 for the years February 28, 2015 and 2014, respectively, and $344,887 for the nine months ended November 30, 2015. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

While the Company is attempting to increase operations and generate revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. The Company will continue to pursue additional equity and/or debt financing while managing cash flows from operations in an effort to provide funds to meet its obligations on a timely basis and to support future business development. There is no assurance that these efforts will be successful. Management believes that the actions presently being taken to further implement its business plan and generate additional revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate additional revenues and in its ability to raise the additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plans and generate additional revenues.

The financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may result should the Company be unable to continue as a going concern.

Note 4. Common Stock

During the year ended February 28, 2015, the Company issued 291,529 shares for $291,529 cash, of which $25,000 was collected subsequently. As of February 28, 2015, $25,000 was recorded as subscription receivable.

During the year ended February 28, 2014, the Company issued 228,360 shares for $228,360 cash.

There was no equity issuances during the nine months ended November 30, 2015.

Note 5. Related Party Transactions

As of November 30, 2015, the amounts due to the majority shareholder and a director bear no interest and with no stated repayment terms; the Company recorded no imputed interest on these borrowings. These loans arose from payments made on behalf of the Company, including by private credit cards and was advanced as follows:

Cash loans	$81,160
Expenses paid by related party	38,590
Total	$119,750

As of November 30, 2015, the Company accrued payroll expense of $72,000 due to the Company’s CEO.

Note 6. Income Taxes

The Company uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes.

During the nine months ended November 30, 2015 and the years ended February 28, 2015 and 2014, the Company incurred net losses, and therefore, had no tax liability. The net deferred asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $1,560,000 and $1,350,000, respectively as of February 28, 2015 and 2014 and will expire in years 2020 through 2034.

Deferred tax assets consist of the tax effect of NOL carry-forwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its ability to be realized.

As of February 28, 2015 and 2014 deferred tax assets consisted of the following:

	2/28/2015	2/28/2014
Tax benefit at U.S. statutory rate	$546,899	$471,849
Valuation allowance	(546,899)	(471,849)
	$-	$-

Note 7. Subsequent Events

The Company and Tiger Jiujiang Mining Corp entered into a Share Exchange Agreement, at the Closing Date, January 14, 2016:

(a) each outstanding VinCompass Share will be cancelled, extinguished and converted into and became the right to receive a pro rata portion of the Tiger Shares which equaled the number of VinCompass Shares held by each VinCompass Shareholder multiplied by the exchange ratio of 5 to 1 (the “Exchange Ratio”), rounded, if necessary, up to the nearest whole share. Based on the Exchange Ratio, the VinCompass Shareholders will own a total of 26,000,000 post-split restricted shares of common stock of the Company.

(b) Change Ya-Ping, former President of Tiger Jiujiang Mining Corp, will irrevocably cancel a total of 5,000,000 (pre-split) restricted shares of common stock of tTiger Jiujiang Mining Corp.

(c) Prior to the Closing Date, Chang Ya-Ping will resign as the President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer of Tiger Jiujiang Mining Corp, but shall remain a member of the board of directors of Tiger Jiujiang Mining Corp until the Closing Date, and Mr. Peter Lachapelle shall be appointed as the President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and as a member of the Board of Directors of Tiger Jiujiang Mining Corp.

On December 14, 2015, FINRA approved the Corporate Name Change, Symbol Change, and the Forward Split took effect on December 15, 2015 for Tiger Jiujiang Mining Corp. The Forward Split shares are payable upon surrender of certificates to the Company's transfer agent. Accordingly, the Company’s symbol will change to TIGYD to reflect the Forward Split and Symbol Change and twenty (20) business days thereafter, the “D” will be removed and the symbol will change to VCPS.